Exhibit 99.1

Riot Blockchain Closes Acquisition of Logical Brokerage Corp

Riot Blockchain set to present monthly cryptocurrency mining production results commencing for March 2018

CASTLE ROCK, Colo., March 27, 2018 — Riot Blockchain, Inc. (Nasdaq: RIOT) (the "Company") today announced that it has closed on its acquisition of 92.5% of Logical Brokerage Corp ("Logical Brokerage"). Logical Brokerage is a futures introducing broker headquartered in Miami, FL registered with the Commodity Futures Trading Commission ("CFTC") and a member of the National Futures Association ("NFA").

Riot Blockchain intends to investigate launching a digital currency exchange and a futures brokerage operation within the United States. Neither the CFTC nor the NFA regulate spot-market digital currency exchanges or activity, although the CFTC's jurisdiction is implicated when there is fraud or manipulation involving a virtual currency traded in interstate commerce.

Separately, the Company announced that on or prior to April 17, 2018, and within 15 calendar days following the end of each calendar month thereafter for a six-month period, it will publicly announce its gross cryptocurrency production for the previous month.  Initially the Company will release information for a six-month period and may discontinue such information release at any time.  Such information will be unaudited and will reflect the activities of the installed mining servers that are operational at any given time, which may vary.  Readers of this information are cautioned that: (1) our cryptocurrency production is subject to many risks and our cryptocurrency production in any month may not be representative or predictive of our cryptocurrency production in other months; (2) the value of the production is highly volatile and will not be published by us on a monthly basis; (3) our operating results, including our revenue,  are dependent on many factors in addition to our cryptocurrency production; and (4) our gross cryptocurrency production is not a substitute for measures of our operating results to be reflected in our financial statements prepared under GAAP, which we will release only on a quarterly basis.

The blockchain is a decentralized and encrypted ledger that offers a secure, efficient, verifiable and permanent way of storing records and other information without the need for intermediaries. These protocols are the backbone of numerous cryptocurrencies, including Bitcoin, Ether and Litecoin. Blockchain protocols have a wide range of use, including processing transactions, accounting, verification and proof of ownership across a far-reaching spectrum of applications.

About Riot Blockchain

Riot Blockchain intends to gain exposure to the blockchain ecosystem through its cryptocurrency mining operations, internally developed businesses, joint ventures, and targeted investments in the sector. Its primary focus is on Bitcoin and general blockchain technology.  For more information, visit http://www.RiotBlockchain.com/.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-Q for the period ended September 30, 2017 filed with the Securities and Exchange Commission (the "SEC") on November 13, 2017, in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 31, 2017, as amended as of April 27, 2017 and August 15, 2017 and in periodic reports we file with the SEC in the future. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

Media Contacts
Karen Chase or Travis Kruse
Russo Partners, LLC
(646) 942-5627
(212) 845-4272
karen.chase@russopartnersllc.com
travis.kruse@russopartnersllc.com

Investor Contact
IR@RiotBlockchain.com